                              Registration No. 333-
    As filed with the Securities and Exchange Commission on December 21, 2000
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        CENTRAL VALLEY COMMUNITY BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               CALIFORNIA                               77-0539125
       -------------------------                    -------------------
    (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)

                  600 POLLASKY AVENUE, CLOVIS, CALIFORNIA 93612
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                        CENTRAL VALLEY COMMUNITY BANCORP
                             2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

             DANIEL J. DOYLE, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  600 POLLASKY AVENUE, CLOVIS, CALIFORNIA 93612
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (559) 298-1775
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             STEVEN M. PLEVIN, ESQ.
                              LILLICK & CHARLES LLP
       TWO EMBARCADERO CENTER, SUITE 2700, SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 984-8200

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
  Title of Each Class Of         Amount To Be           Proposed Maximum         Proposed Maximum      Amount of Registration
     Securities To Be            Registered(a)         Offering Price Per       Aggregate Offering               Fee
        Registered                                          Share(b)                 Price(b)
-------------------------------------------------------------------------------------------------------------------------------
       Common stock              257,362 Shares              $13.34                $3,433,209               $906.37
      (No Par Value)
===============================================================================================================================

(a) The number of shares being registered is the number of shares reserved for issuance under the Central Valley Community Bancorp 2000 Option Plan.
(b) Pursuant to Rule 457(h)(1) the Registration Fee was computed on the basis of the book value of the shares of Clovis Community Bank as of September 30, 2000.

================================================================================

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.  PLAN INFORMATION.

The Registrant, Central Valley Community Bancorp, will send or give the documents containing the information specified in this Item 1. to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Registrant is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Registrant will send or give the documents containing the information specified in Item 2 to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Registrant is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

Central Valley Community Bancorp ("Central Valley") hereby incorporates by reference the documents listed below. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

(a) Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 16, 2000.

(b) Registrant's Registration Statement on Form S-8 no. 333-50276, filed with the Securities and Exchange Commission on November 17, 2000, to register shares of Central Valley common stock for issuance upon exercise of stock options outstanding under the Clovis Community Bank 1992 Stock Option Plan. Exhibit 13 to the Registration Statement on Form S-8 filed on November 17, 2000 is the Clovis Community Bank 1999 Annual Report to Shareholders.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that another statement contained herein or in any other document subsequently filed, which also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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

ITEM 4.  DESCRIPTION OF SECURITIES.

Registrant's common stock is registered under Section 12(g) of the Exchange Act, and Registrant's Registration Statement on Form S-8, Registration Number 333-50276 dated November 17, 2000, includes the required description of Registrant's common stock.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Refer to Registrant's Registration Statement on Form S-8, Registration Number 333-50276 dated November 17, 2000, for a description of indemnification provided to directors and officers of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.

5.1      Opinion re:  Legality

13       Clovis Community Bank 1999 Annual Report to Shareholders (1)


23.1     Consent of Counsel is included with the opinion re legality as
         Exhibit 5.1 to the Registration Statement.

23.2     Consent of Perry-Smith LLP

24.1     Power of attorney

99.1     Central Valley Community Bancorp 2000 Stock Option Plan

(1) Filed with the Securities and Exchange Commission as Exhibit 13 to Registration Statement No. 333-50276 and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


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

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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




                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clovis, California, on December 20, 2000.

                                      CENTRAL VALLEY COMMUNITY BANCORP

                                      /s/ Daniel J. Doyle
                                      ---------------------------------------
                                      Daniel J. Doyle, President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Daniel J Doyle                    Director, Principal Executive      December 20, 2000
----------------------------------              Officer
Daniel J. Doyle

* David E. Cook,                      Director                           December 20, 2000
----------------------------------
David E. Cook

* Sidney B. Cox                       Director                           December 20, 2000
----------------------------------
Sidney B. Cox

* Daniel N. Cunningham                Director                           December 20, 2000
----------------------------------
Daniel N. Cunningham

* Steven D. Mcdonald                  Director                           December 20, 2000
----------------------------------
Steven D. McDonald

* Louis Mcmurray                      Director                           December 20, 2000
----------------------------------
Louis McMurray

* Wanda Lee Rogers                    Director                           December 20, 2000
----------------------------------
Wanda Lee Rogers

* William S. Smittcamp                Director                           December 20, 2000
----------------------------------
William S. Smittcamp

* Yoshito Takahashi                   Director                           December 20, 2000
----------------------------------
 Yoshito Takahashi

* Joseph B. Weirick                   Director                           December 20, 2000
----------------------------------
Joseph B. Weirick

                                      Principal Accounting Officer
----------------------------------    and Principal Financial Officer
Gayle Graham

* By:    /s/ Daniel J. Doyle
     ----------------------------------------
     Daniel J. Doyle, as ATTORNEY-IN-FACT.

                                  EXHIBIT INDEX

Exhibit
Number   Description
------   -----------

5.1      Opinion re:  Legality

13       Clovis Community Bank 1999 Annual Report to Shareholders(1)

23.1     Consent of Counsel is included with the opinion re legality as Exhibit
         5.1 to the Registration Statement.

23.2     Consent of Perry-Smith LLP

24.      Power of attorney

99.1     Central Valley Community Bancorp 2000 Stock Option Plan

(1) Filed with the Securities and Exchange Commission as Exhibit 13 to Registration Statement No. 333-50276 and incorporated herein by reference.


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